Exhibit 99.1

QuinStreet Reports Fiscal Fourth Quarter 2013 Financial Results

Foster City, CA — July 30, 2013 — QuinStreet, Inc. (NASDAQ: QNST), a leading Internet performance marketing company, today announced its financial results for the fiscal fourth quarter ended June 30, 2013.

The Company reported total revenue of $75.7 million and adjusted EBITDA of $12.3 million, or 16% of revenue.

For the quarter, GAAP net loss was $1.6 million, or $0.04 per share. Adjusted net income for the quarter was $6.2 million, or $0.14 per diluted share. Adjusted net income excludes stock-based compensation expense and amortization of intangible assets, net of estimated tax.

QuinStreet generated $7.5 million in normalized free cash flow for the fourth quarter and $38.3 million for the fiscal year, closing the year with $128 million in cash and marketable securities and $35 million in net cash.

Reconciliations of adjusted net income to net (loss) income, adjusted EBITDA to net (loss) income, and normalized free cash flow to net cash provided by operating activities are included in the accompanying tables.

“This was our third consecutive quarter of an improving top line trend or smaller year over year revenue declines,” commented Doug Valenti, QuinStreet CEO. “We continue to make good progress on initiatives that we believe will return us to growth. Our business model has remained resilient and attractive, with good adjusted EBITDA and cash flow margins, and a strengthening balance sheet. In fiscal year 2013, we went from net debt of $2 million to net cash of over $35 million. For the September quarter, we expect the improving top line trend to continue and estimate revenue in the range of $74 to $79 million. Adjusted EBITDA margin is expected to be approximately 12% as we choose to more aggressively spend on media as an investment in growing our expanded auto insurance model.

“QuinStreet is one of the leaders in on-line performance marketing, and we believe that it is an important, early, and very large market opportunity. We continue to be well positioned given our strong capabilities, assets and resources,” concluded Valenti.

Conference Call Today at 1:30 p.m. PT

QuinStreet will host a conference call and corresponding live webcast at 1:30 p.m. PT today. To access the conference call, dial 1-866-240-0819 for the U.S. and Canada and 1-973-200-3360 for international callers. The webcast will be available live on the investor relations section of the Company’s website at http://investor.quinstreet.com, and via replay beginning approximately two hours after the completion of the call until the Company’s announcement of its financial results for the next quarter. An audio replay of the call will also be available to investors beginning at approximately 5:00 p.m. PT on July 30, 2013 until 11:59 p.m. PT on August 6, 2013 by dialing (855) 859-2056 in the U.S. and Canada, or 1-404-537-3406 for international callers, using passcode 13330363#. This press release, the financial tables, as well as other supplemental financial information are also available on the investor relations section of the Company’s website at http://investor.quinstreet.com.

Non-GAAP Financial Measures

This release and the accompanying tables include a discussion of adjusted EBITDA, adjusted net income, adjusted diluted net income per share, free cash flow and normalized free cash flow, all of which are non-GAAP financial measures that are provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The term “adjusted EBITDA” refers to a financial measure that we define as net (loss) income less provision for taxes, depreciation expense, amortization expense, stock-based compensation expense, interest and other income (expense), net, and impairment of goodwill. The term “adjusted net income” refers to a financial measure that we define as net (loss) income adjusted for amortization expense, stock-based compensation expense and impairment of goodwill, net of estimated taxes. The term “adjusted diluted net income per share” refers to a financial measure that we define as adjusted net income divided by weighted average diluted shares outstanding. The term “free cash flow” refers to a financial measure that we define as net cash provided by operating activities, less capital expenditures and internal software development costs. “Normalized free cash flow” refers to free cash flow adjusted for changes in operating assets and liabilities net of estimated taxes related to impairment of goodwill and the impact from excess tax benefits from stock-based compensation. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. In addition, our definition of adjusted EBITDA, adjusted net income, adjusted diluted net income per share, free cash flow and normalized free cash flow may not be comparable to the definitions as reported by other companies.

We believe adjusted EBITDA, adjusted net income, adjusted diluted net income per share, free cash flow and normalized free cash flow are relevant and useful information because they provide us and investors with additional measurements to analyze the Company’s operating performance.

Adjusted EBITDA is part of our internal management reporting and planning process and one of the primary measures used by our management to evaluate the operating performance of our business, as well as potential acquisitions. Adjusted EBITDA is useful to us and investors because it provides information related to the Company’s ability to provide cash flow for acquisitions, capital expenditures and working capital requirements. Internally, adjusted EBITDA is used by management for planning purposes, including preparation of internal budgets; to allocate resources; to evaluate the effectiveness of operational strategies; and to evaluate the Company’s capacity to fund acquisitions and capital expenditures as well as the capacity to service debt. Adjusted EBITDA is used as a key financial metric in senior management’s annual incentive compensation program. The Company believes that analysts and investors use adjusted

EBITDA as a supplemental measurement to evaluate the overall operating performance of companies in its industry and use adjusted EBITDA multiples as a metric for analyzing company valuations. It is also an element of certain maintenance covenants under our debt agreements.

Adjusted net income and adjusted diluted net income per share are useful to us and investors because they present an additional measurement of our financial performance, taking into account depreciation, which we believe is an ongoing cost of doing business, but excluding the impact of certain non-cash expenses (stock-based compensation, amortization of intangible assets and impairment of goodwill). The Company believes that analysts and investors use adjusted net income and adjusted diluted net income per share as supplemental measures to evaluate the overall operating performance of companies in our industry.

Free cash flow is useful to us and investors because it represents the cash that our business generates from operations, before taking into account cash movements that are non-operational, and is a metric commonly used in our industry to understand the underlying cash generating capacity of a company’s financial model. The measure normalized free cash flow is useful as it removes the fluctuations in operating assets and liabilities that occur in any given quarter due to the timing of payments and therefore helps investors understand the underlying cash flow of the business as a quarterly metric and the cash flow generation potential of the business model. The Company believes that analysts and investors use free cash flow multiples as a metric for analyzing company valuations in our industry. Free cash flow and normalized free cash flow have certain limitations in that they do not represent the total increase or decrease in the cash balance for the period, nor do they represent the residual cash flow for discretionary expenditures. Therefore, we think it is important to evaluate both of these cash flow measures along with our consolidated statement of cash flows and understand any changes in the operating assets and liabilities.

We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Legal Notice Regarding Forward Looking Statements

This press release and its attachments contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties. Words such as “estimate”, “will, “ “believe, “ “intend”, “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include the statements in quotations from management in this press release, as well as any statements regarding the Company’s anticipated financial results, growth and strategic and operational plans. The Company’s actual results may differ materially from those anticipated in these forward-looking statements. Factors that may contribute to such differences include, but are not limited to: the Company’s ability to return to growth and profitability; the impact of changes in government regulation and industry standards; the Company’s ability to maintain and increase the number of visitors to its websites and to convert those visitors and those to its third-party publishers’ websites into client prospects in a cost-effective manner; the impact of the current economic climate on the Company’s business; the Company’s ability to attract and retain qualified executives and employees; the Company’s ability to compete effectively against others in the online marketing and media industry; the Company’s ability to identify and manage acquisitions; the impact and costs of any failure by the Company to comply with government regulations and industry standards; and costs associated with defending intellectual property infringement and other claims. More information about potential factors that could affect the Company’s business and financial results is contained in the Company’s annual reports on Form 10-K and quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission (“SEC”). Additional information will also be set forth in the Company’s annual report on Form 10-K for the fiscal year ended June 30, 2013, which will be filed with the SEC. The Company does not intend and undertakes no duty to release publicly any updates or revisions to any forward-looking statements contained herein.

About QuinStreet

QuinStreet, Inc. (Nasdaq:QNST) is one of the largest Internet performance marketing and media companies in the world. QuinStreet is committed to providing consumers and businesses with the information they need to research, find and select the products, services and brands that meet their needs. For more information, please visit QuinStreet.com.

Contact Information:

Erica Abrams or Elizabeth Bremner

(415) 217-5864 or (415) 489-2195

erica@blueshirtgroup.com

elizabeth@blueshirtgroup.com

QUINSTREET, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	June 30, 2013	June 30, 2012
Assets
Current assets
Cash and cash equivalents	$90,117	$68,531
Marketable securities	37,847	36,736
Accounts receivable, net	38,391	52,830
Deferred tax assets	7,784	7,665
Prepaid expenses and other assets	4,623	7,774

Total current assets	178,762	173,536
Property and equipment, net	9,707	8,755
Goodwill	150,456	243,049
Other intangible assets, net	50,486	72,444
Deferred tax assets, noncurrent	39,258	8,446
Other assets, noncurrent	878	930

Total assets	$429,547	$507,160

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$18,722	$22,870
Accrued liabilities	30,903	29,462
Deferred revenue	1,638	2,553
Debt	15,428	15,429

Total current liabilities	66,691	70,314
Deferred revenue, noncurrent	239	49
Debt, noncurrent	77,249	92,167
Other liabilities, noncurrent	6,473	6,273

Total liabilities	150,652	168,803

Stockholders’ equity
Common stock	43	43
Additional paid-in capital	226,857	220,552
Treasury stock	—	(1,178)
Accumulated other comprehensive loss	(1,012)	(1,439)
Retained earnings	53,007	120,379

Total stockholders’ equity	278,895	338,357

Total liabilities and stockholders’ equity	$429,547	$507,160

QUINSTREET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2013	2012	2013	2012
Net revenue	$75,707	$85,698	$305,101	$370,468
Cost of revenue (1)	60,826	67,044	251,591	283,466

Gross profit	14,881	18,654	53,510	87,002
Operating expenses: (1)
Product development	4,760	4,806	19,048	21,051
Sales and marketing	3,835	2,960	14,705	14,074
General and administrative	3,887	7,072	16,226	23,375
Impairment of Goodwill	—	—	92,350	—

Operating income (loss)	2,399	3,816	(88,819)	28,502
Interest income	31	29	115	134
Interest expense	(1,024)	(1,153)	(5,200)	(4,462)
Other (expense) income, net	(72)	79	(69)	(42)

Income (loss) before income taxes	1,334	2,771	(93,973)	24,132
(Provision) benefit for taxes	(2,916)	(2,570)	26,601	(11,131)

Net (loss) income	$(1,582)	$201	$(67,372)	$13,001

Net (loss) income attributable to common stockholders
Basic	$(1,582)	$201	$(67,372)	$13,001

Diluted	$(1,582)	$201	$(67,372)	$13,001

Net (loss) income per share attributable to common stockholders
Basic	$(0.04)	$0.00	$(1.57)	$0.28

Diluted	$(0.04)	$0.00	$(1.57)	$0.28

Weighted average shares used in computing net (loss) income per share attributable to common stockholders
Basic	42,872	43,896	42,816	45,846
Diluted	42,872	44,674	42,816	46,859

(1)	Cost of revenue and operating expenses include stock-based compensation expense as follows:

Cost of revenue	$1,034	$955	$3,930	$4,293
Product development	709	591	2,765	2,570
Sales and marketing	860	660	3,264	3,096
General and administrative	600	699	2,057	3,037

QUINSTREET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2013	2012	2013	2012
Cash Flows from Operating Activities
Net (loss) income	$(1,582)	$201	$(67,372)	$13,001
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,659	8,493	32,325	31,150
Impairment of Goodwill	—	—	92,350	—
Write-off of bank loans and upfront fees	—	—	680	—
Provision for sales returns and doubtful accounts receivable	(206)	(1,473)	(781)	84
Stock-based compensation	3,203	2,905	12,016	12,996
Excess tax benefits from stock-based compensation	(96)	(51)	(156)	(197)
Other non-cash adjustments, net	354	474	1,397	1,950
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable	6,690	(1,327)	15,309	(1,983)
Prepaid expenses and other assets	5,354	(2,436)	3,291	(2,695)
Other assets, noncurrent	17	114	53	78
Deferred taxes	(1,844)	2,782	(30,758)	2,782
Accounts payable	1,398	(1,318)	(4,582)	(376)
Accrued liabilities	192	(579)	(1,382)	(7,405)
Deferred revenue	(60)	14	(725)	(242)
Other liabilities, noncurrent	(39)	(2,449)	251	(1,416)

Net cash provided by operating activities	20,040	5,350	51,916	47,727

Cash Flows from Investing Activities
Capital expenditures	(215)	(251)	(1,341)	(2,268)
Business acquisitions, net of notes payable and cash acquired	—	(5,436)	—	(60,075)
Other Intangibles	(15)	—	(2,515)	—
Internal software development costs	(698)	(633)	(2,511)	(2,379)
Purchases of marketable securities	(11,238)	(10,409)	(52,281)	(48,216)
Proceeds from sales and maturities of marketable securities	11,135	10,839	49,911	45,002
Other investing activities	2	1	17	30

Net cash used in investing activities	(1,029)	(5,889)	(8,720)	(67,906)

Cash Flows from Financing Activities
Proceeds from exercise of common stock options	141	1,172	457	4,698
Proceeds from bank debt, net of issuance costs	—	—	—	5,884
Principal payments on bank debt	(2,500)	(1,250)	(7,500)	(5,125)
Payment of bank loan upfront fees	—	—	(200)	(1,370)
Principal payments on acquisition-related notes payable	(2,280)	(1,176)	(8,128)	(3,366)
Excess tax benefits from stock-based compensation	96	51	156	197
Withholding taxes related to restricted stock net share settlement	(53)	(71)	(244)	(417)
Repurchases of common stock	—	(7,355)	(6,157)	(43,948)

Net cash used in financing activities	(4,596)	(8,629)	(21,616)	(43,447)

Effect of exchange rate changes on cash and cash equivalents	(10)	(162)	6	(133)
Net increase (decrease) in cash and cash equivalents	14,405	(9,330)	21,586	(63,759)
Cash and cash equivalents at beginning of period	75,712	77,861	68,531	132,290

Cash and cash equivalents at end of period	$90,117	$68,531	$90,117	$68,531

QUINSTREET, INC.

RECONCILIATION OF NET (LOSS) INCOME TO

ADJUSTED NET INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2013	2012	2013	2012
Net (loss) income	$(1,582)	$201	$(67,372)	$13,001
Amortization of intangible assets	5,280	7,192	26,855	25,961
Stock-based compensation	3,203	2,905	12,016	12,996
Impairment of goodwill	—	—	92,350	—
Tax impact of the above items	(697)	(2,346)	(39,149)	(11,982)

Adjusted net income	$6,204	$7,952	$24,700	$39,976

Adjusted diluted net income per share	$0.14	$0.18	$0.57	$0.85

Weighted average shares used in computing adjusted diluted net income per share	43,309	44,674	43,189	46,859

QUINSTREET, INC.

RECONCILIATION OF NET (LOSS) INCOME TO

ADJUSTED EBITDA

(In thousands)

(Unaudited)

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2013	2012	2013	2012
Net (loss) income	$(1,582)	$201	$(67,372)	$13,001
Interest and other income (expense), net	1,065	1,045	5,154	4,370
Provision (benefit) for taxes	2,916	2,570	(26,601)	11,131
Depreciation and amortization	6,659	8,493	32,325	31,150
Stock-based compensation	3,203	2,905	12,016	12,996
Impairment of goodwill	—	—	92,350	—

Adjusted EBITDA	$12,261	$15,214	$47,872	$72,648

QUINSTREET, INC.

RECONCILIATION OF NET CASH PROVIDED BY

OPERATING ACTIVITIES TO FREE CASH FLOW

AND NORMALIZED FREE CASH FLOW

(In thousands)

(Unaudited)

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2013	2012	2013	2012
Net cash provided by operating activities	$20,040	$5,350	$51,916	$47,727
Capital expenditures	(215)	(251)	(1,341)	(2,268)
Internal software development costs	(698)	(633)	(2,511)	(2,379)

Free cash flow	$19,127	$4,466	$48,064	$43,080

Changes in operating assets and liabilities, less excess tax benefits from stock-based compensation	(11,612)	5,250	(9,786)	11,454

Normalized free cash flow	$7,515	$9,716	$38,278	$54,534